Exhibit 3.3

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

03/24/2026

Work Order Item Number:	W2026032400232-5117716

Filing Number:	20265616122

Filing Type:	Certificate Pursuant to NRS 78.209

Filing Date/Time:	3/24/2026 8:00:00 AM

Filing Page(s):	1

Indexed Entity Information:

Entity ID: E30165262023-0	Entity Name: Cenntro Inc. (the “Corporation”)

Entity Status: Active	Expiration Date: None

Commercial Registered Agent
Vcorp Agent Services, Inc.
701 S. Carson Street, Suite 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully, FRANCISCO V. AGUILAR Secretary of State

Commercial Recording
401 N. Carson Street Carson City, NV 89701	1 State of Nevada Way Las Vegas, NV 89119

	Filed in the Office of	Business Number E30165262023-0
Filing Number 20265616122
FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Secretary of State	Filed On
	State Of Nevada	3/24/2026 8:00:00 AM
Number of Pages
1

Certificate of Change Pursuant to NRS 78.209
TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:
1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada
Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State:
Cenntro Inc.

	Entity or Nevada Business Identification Number (NVID):			E30165262023-0
2. Current Authorized Shares:
The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
(i) 1,000,000,000 shares of common stock, par value $0.0001 per share, and
(ii) 100,000,000 shares of preferred stock, par value $0.0001 per share

3. Authorized Shares After Change:
The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
(i) 16,666,667 shares of common stock, par value of $0.0001 per share, and
(ii) 1,666,667 shares of preferred stock, par value $0.0001 per share

4. Issuance:
The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Approximately 1,465,214 shares of common stock without rounding up fractional shares, no shares of preferred stock.

5. Provisions:
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
The company shall, in lieu of issuing any fractional shares, round up to the nearest whole number of shares. Such percentage will be less than 10%.

6. Provisions:	The required approval of the stockholders has been obtained.

7. Effective date and time: (Optional)	Date:	03/25/2026	Time:	23:59 pm
(must not be later t an 90 days after the certificate is filed)

8. Signature: (Required)	X	/s/ Peter Z. Wang	Managing Director	03/23/2026
		Signature of Officer	Title	Date
This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.	Page 1 of 1 Revised: 8/1/2023